YIT
Extraordinary General Meeting
September 12, 2017

Background and rationale of the merger
Matti Vuoria
Chairman of the Board

YIT | 2 | Extraordinary General Meeting, September 12, 2017|

Background to the merger of YIT and Lemminkainen
The execution of the strategic targets requires:
Balanced growth
Improved results
Stronger balance sheet
Financially and geographically more stable structure

With help of structural arrangement the execution of the
strategy can be expedited The merger of YIT and Lemminkainen proved to be the best alternative for YIT: The companies
have significant strengths and business areas that
complement each otherSkilled labour Implementation via
absorption merger - the way that strengthens the balance
sheet and improves the key figures without increasing the
leverage Strengthens the ownership base with private anchor
owners

YIT | 3 | Extraordinary General Meeting, September 12, 2017|

Deal rationale
Balanced structure and several growth opportunities
Significant synergies and improved competitiveness
Improved financial position and more stable structure
Significant added value to the current owners and attractive investment target also to the new owners

YIT | 4 | Extraordinary General Meeting,
   September 12, 2017 |

Post transaction ownership base (based on shareholders on August 22)

	Shareholder	Shares	%-of total shares
1	Varma Mutual Pension Insurance Company	15,945,975	7.6%
2	PNT Group Oy	15,296,799	7.2%
3	Pentti Heikki Oskari Estate	8,146,216	3.9%
4	OP funds	5,927,552	2.8%
5	Forstén Noora Eva Johanna	5,115,530	2.4%
6	Herlin Antti	4,710,180	2.2%
7	Pentti Lauri Olli Samuel	4,198,845	2.0%
8	Elo Mutual Pension Insurance Company	3,549,054	1.7%
9	Ilmarinen Mutual Pension Insurance Company	3,392,535	1.6%
10	Fideles Oy	3,188,800	1.5%
11	Danske Invest funds	3,016,115	1.4%
12	The State Pension Fund	2,975,000	1.4%
13	Pentti-von Walzel Anna Eva Kristina	2,749,192	1.3%
14	Pentti-Kortman Eva Katarina	2,715,410	1.3%
15	Vimpu Intressenter Ab	2,710,950	1.3%
16	Etera Mutual Pension Insurance Company	2,662,223	1.3%
17	Pentti Timo Kaarle Kristian	2,368,575	1.1%
18	Mariatorp Oy	2,349,490	1.1%
19	Wipunen Varainhallinta Oy	2,349,490	1.1%
20	Mandatum Life Unit-Linked	2,093,580	1.0%
	Top 20 total	95,461,511	45.2%
	Nominee registered	40,125,404	19.0%
	Other	75,512,938	35.8%
	Total shares	**211,099,853**	**100.0%**

Assumptions

- The post transaction shareholders of the combined entity are calculated based on the latest shareholder information and a conversion ratio of 3.6146 YIT shares for each Lemminkäinen share

YIT | 5 | Extraordinary General Meeting, September 12, 2017 |

YIT

YIT after the merger
Kari Kauniskangas
President and CEO

YIT | 6 | Extraordinary General Meeting,
   September 12, 2017 |

Combined portfolio 2016

Geographic revenue split, 2016* (EURm)


YIT
Lemminkäinen
Infrastructure construction and Paving: 552
Building construction incl. housing: 581
Paving and Building construction: 55
Infrastructure construction and Paving: 377
Business premises, Housing and Infra: 1,316
Housing: 269
Infrastructure construction and Paving: 117
Business premises and Housing: 199

Illustrative combined revenue splits 2016*


Geographic split*
Baltics, CEE and others
Russia
Scandinavia
Finland
Operational split*
Paving and maintenance
Housing
Infra projects
Business premises
Business logic split*
Own based
Contracting-based
Real estate development
New contracting
Residential development
Maintenance, renovation and paving

* Preliminary combined high level illustrative estimates for the geographical, operational and business logic splits reflect the external and internal reporting of YIT and Lemminkäinen prepared under both POC and IFRS principles for the year 2016. Illustrative high level estimates of splits presented are based on a hypothetical situation and are not intended to project the revenue split of the Combined entity in the future. The illustrative information should not be viewed as pro forma information.

YIT | 7 | Extraordinary General Meeting, September 12, 2017 |

Pro forma (IFRS) income statement information

Unaudited	1.1 - 31.12. 2016				1.1 - 30.6.2017			
EURm	Combined	Merger	YIT	Lemminkäinen	Combined	Merger	YIT	Lemminkäinen
Revenue	3 387.0	-11.0[1]	1 678.3	1 719.7	1 679.4	-2.3[2]	961.2	720.5
Operating profit	45.3	-38.7[3]	17.7	66.3	-1.8	-10.2[4]	25.8	-17.4
Adjusted operating profit[5]	61.7	-26.8	44.7	43.8	1.6	-13.1	26.9	-12.3

Note: More extensive description of the merger-related changes are available in the merger prospectus

[1] Elimination of transactions between YIT and Lemminkäinen (EUR -11.0 million)

[2] Elimination of transactions between YIT and Lemminkäinen (EUR -2.3 million)

[3] Adjustments in Materials and supplies (EUR -3.6 million), Personnel expenses (EUR -0.0 million), Other operating expenses (EUR -12.0 million) and Depreciation, amortisation and impairment (EUR -12.1 million), and including elimination of transactions between YIT and Lemminkäinen in Revenue (EUR -11.0 million)

[4] Adjustments in Materials and supplies (EUR -5.0 million), Personnel expenses (EUR 0.3 million), Other operating expenses (EUR 2.9 million) and Depreciation, amortisation and impairment (EUR -6.0 million), and including elimination of transactions between YIT and Lemminkäinen in Revenue (EUR -2.3 million)

[5] Pro forma adjusted operating profit excludes pro forma adjustments that do not have a continuing impact on the Combined Company's results and which are deemed to be material items outside ordinary course of business comprising transaction costs related to the Merger. YIT defines adjusted operating profit as operating profit excluding material items outside ordinary course of business

YIT | 8 | Extraordinary General Meeting, September 12, 2017 |

Pro forma balance sheet and key figure information

Unaudited	30.6.2017			
EURm	Combined	Merger	YIT	Lemminkäinen
Non-current assets	868.7	374.5[1]	253.1	241.2
Total current assets excluding cash and cash equivalents	2 674.2	27.4[2]	1 926.1	720.7
Cash and cash equivalents	77.1	-14.5	35.3	56.2
Total assets	3 620.0	387.5	2 214.5	1 018.0
Total equity	1 122.6	294.9	533.4	294.3
Non-current liabilities	585.4	51.6[3]	384.8	149.0
Current liabilities	1 912.0	41.0[4]	1 296.4	574.7
Total equity and liabilities	3 620.0	387.5	2 214.5	1 018.0
Net interest-bearing debt at the end of period	789.7	59.7	573.3	156.8
Gearing ratio at the end of period%	73.9%		115.0%	53.3%
Equity ratio at the end of the period%	37.8%		30.7%	34.7%

Note: More extensive descriptions of the merger-related changes are available in the merger prospectus. Unaudited Pro Forma Financial Information set forth herein has been rounded. Accordingly, in certain instances, the sum of the numbers in a column or row may not conform exactly to the total amount given for that column or row

[1] Adjustments in Property, plant and equipment (EUR 18.8 million), Goodwill (EUR 327.9 million), Other intangible assets (EUR 51.1 million), Other receivables (EUR 1.1 million) and Deferred tax assets (EUR -24.3 million)

[2] Adjustments in Inventories (EUR 29.3 million) and Trade and other receivables (EUR -1.9 million)

[3] Adjustments in Deferred tax liabilities (EUR 10.8 million), Provisions (EUR 33.3 million) and Borrowings (EUR 7.5 million)

[4] Adjustments in Trade and other payables (EUR 3.3 million) and Borrowings (EUR 37.7 million)

YIT | 9 | Extraordinary General Meeting, September 12, 2017 |

Synergy potential

Short-term synergies
Operational synergies

Description

One top management and Group administration, savings from
being one stock listed company
Combined premises
Economies of scale benefits in indirect sourcing
Harmonizing the IT-systems and diminishing the number of
systems Unified operations and functions in overlapping
areas Lowered financing costs based on improved key figures
The improved turnover of the plot portfolio and enhancement
of development capabilities by increasing self developed
business Best practices from both sides, common processes
and tools Economies of scale in using digitalization Better
use and higher volume of international sourcing Full EBIT
improvement potential per annum EUR 40 by the end of 2020

YIT | 10 | Extraordinary General
   Meeting, September 12, 2017 |

Combined company
Urban development boosts the growth of balanced business
portfolio

Urban development
BUSINESS PREMISES
INFRASTRUCTURE
HOUSING
PARTNERSHIP PROPERTIES

Aspects of Urban development
Ownership & services
Execution
Project development

YIT | 11 | Extraordinary General
   Meeting, September 12, 2017 |

Preliminary financial targets

Long-term financial target
Target level
ROCE >12%
Dividend per share   Growing annually
Equity ratio   >40%
Cash flow    Positive after dividend payout

To be specified, when merger is completed and management
team starts operation

YIT | 12 | Extraordinary General
   Meeting, September 12, 2017 |

The planning of the integration proceeds in speed

INTEGRATION PLANNING
IMPLEMENTION OF INTEGRATION
Starting from June 19
12.9. EGM's of both companies
November 1 2017 or January 1 2018
25.8. Prospectus
Spring 2018 AGM

Competition authority process
The Board of Directors elected in the EGM
The Board of Directors elected in the AGM
Day 1 readiness, organisational structure,
leadership model,...
Structural changes, targets, management,
follow-up, culture,...

YIT | 13 | Extraordinary General
   Meeting, September 12, 2017 |

Disclaimer

This presentation has been prepared by, and the information
contained herein (unless otherwise indicated) has been
provided by YIT Corporation (the "Company"). By attending
the meeting or event where this presentation is made, or by
reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute or form part of and should
not be construed as, an offer to sell, or the solicitation
or invitation of any offer to buy, acquire or subscribe for, securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity. No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations, are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation.

YIT | 14 | Extraordinary General
   Meeting, September 12, 2017 |

Disclaimer

Important information regarding the merger of YIT and
Lemminkainen The information contained in this presentation
regarding the merger of YIT Corporation ("YIT") and
Lemminkainen Corporation ("Lemminkainen") (unless otherwise
indicated) has been provided by YIT and Lemminkainen. By
attending the meeting where this presentation is made, or by reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute a notice to an
extraordinary general meeting or a merger prospectus and as
such, does not constitute or form part of and should not be
construed as, an offer to sell, or the solicitation or
invitation of any offer to buy, acquire or subscribe for,
any securities or an inducement to enter into investment
activity. Any decision with respect to the proposed
statutory absorption merger of Lemminkainen into YIT (the
"Merger") should be made solely on the basis of information
to be contained in the actual notices to the extraordinary
general meeting of YIT and Lemminkainen, as applicable, and
the merger prospectus related to the Merger as well as on an independent analysis of the information contained therein.
You should consult the merger prospectus for more complete
information about YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger.
The distribution of this presentation may be restricted by
law and persons into whose possession any document or other
information referred to herein comes should inform
themselves about and observe any such restrictions. The
information contained herein is not for publication or
distribution, directly or indirectly, in or into Canada,
Australia, Hong Kong, South Africa or Japan. Any failure to
comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This
presentation and any materials distributed in connection
with this presentation are not directed to, or intended for
distribution to or use by, any person or entity that is a
citizen or resident or located in any locality, state,
country or other jurisdiction where such distribution,
publication, availability or use would be contrary to law or regulation or which would require any registration or
licensing within such jurisdiction. No part of this
presentation, nor the fact of its distribution, should form
the basis of, or be relied on in connection with, any
contract or commitment or investment decision whatsoever.
The information contained in this presentation has not been
independently verified. No representation, warranty or
undertaking, expressed or implied, is made as to, and no
reliance should be placed on, the fairness, accuracy,
completeness or correctness of the information or the
opinions contained herein. Neither YIT nor Lemminkainen, nor any of their respective affiliates, advisors or
representatives or any other person, shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved.

This presentation includes "forward-looking statements."
These statements may not be based on historical facts, but
are statements about future expectations. When used in this
presentation, the words "aims," "anticipates," "assumes,"
"believes," "could," "estimates," "expects," "intends,"
"may," "plans," "should," "will," "would" and similar
expressions as they relate to YIT, Lemminkainen, the Merger
or the combination of the business operations of YIT and
Lemminkainen identify certain of these forward-looking
statements. Other forward-looking statements can be
identified in the context in which the statements are made.
Forward-looking statements are set forth in a number of
places in this presentation, including wherever this
presentation include information on the future results,
plans and expectations with regard to the combined company's business, including its strategic plans and plans on growth
and profitability, and the general economic conditions.
These forward-looking statements are based on present plans, estimates, projections and expectations and are not
guarantees of future performance. They are based on certain
expectations, which, even though they seem to be reasonable
at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information.

This presentation includes estimates relating to the synergy benefits expected to arise from the Merger and the
combination of the business operations of YIT and
Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards thatmay not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger.

YIT | 15 | Extraordinary General
   Meeting, September 12, 2017 |